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                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of Forest City Enterprises, Inc. (the "Company") on Form 10-K for the years ended January 31, 2004, 2003, and 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 31, 2004

                              /s/ CHARLES A. RATNER
                              -------------------------------------------------
                              Name: Charles A. Ratner
                              Title: President and Chief Executive Officer

                              /s/ THOMAS G. SMITH
                              -------------------------------------------------
                              Name: Thomas G. Smith
                              Title: Executive Vice President, Chief Financial Officer and Secretary


     The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.